UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX

EX-10.1
EX-10.2
EX-10.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2009 Annual Meeting of Shareholders held on March 18, 2009 (the “Annual Meeting”), shareholders of Starbucks Corporation (the “Company”) approved certain amendments to the Company’s 2005 Long-Term Equity Incentive Plan, as amended and restated (the “2005 Plan”), Amended and Restated Key Employee Stock Option Plan-1994, and 1991 Company-Wide Stock Option Plan, as amended and restated (together, the “Plans”), which amendments allow for a one-time stock option exchange program (the “Option Exchange Program”). The text of the amendments to the Plans and the material terms of the proposed Option Exchange Program are summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2009 in connection with the Annual Meeting (the “Proxy Statement”). The foregoing description of the amendments to the Plans contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the description contained in the Proxy Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Starbucks Corporation 2005 Long-Term Equity Incentive Plan, as amended and restated effective March 18, 2009

10.2	Starbucks Corporation Amended and Restated Key Employee Stock Option Plan — 1994, as amended and restated effective March 18, 2009

10.3	Starbucks Corporation 1991 Company-Wide Stock Option Plan, as amended and restated effective March 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: March 20, 2009
	By:	/s/ Troy Alstead
Troy Alstead
executive vice president, chief financial
officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Starbucks Corporation 2005 Long-Term Equity Incentive Plan, as amended and restated effective March 18, 2009

10.2	Starbucks Corporation Amended and Restated Key Employee Stock Option Plan — 1994, as amended and restated effective March 18, 2009

10.3	Starbucks Corporation 1991 Company-Wide Stock Option Plan, as amended and restated effective March 18, 2009